                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT dated as of March 31, 2003 (this "AMENDMENT") to the Amended and Restated Credit Agreement dated as of December 21, 2001 (the "CREDIT AGREEMENT") among LORAL SPACECOM CORPORATION, a Delaware corporation (the "BORROWER"), the banks and other financial institutions party thereto (the "BANKS") and BANK OF AMERICA, N.A., as administrative agent for the Banks (the "ADMINISTRATIVE AGENT") and as Issuing Bank.

                              W I T N E S S E T H :

         WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

         WHEREAS, the Banks party hereto have agreed to the requested amendments on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         (b) As used herein, the following additional terms have the following meanings:

         "CASH BALANCE" means, with respect to any Person at any time of determination, the sum of the amount of all money, currency and Cash Equivalents held or carried in any deposit, custody or other account maintained by such Person and its Subsidiaries. As of any such time, an amount in a currency other than Dollars shall be the Dollar equivalent thereof equal to the spot rate on such date.

         "EDS SATELLITE" means the satellite (currently known as Estrela do Sul) being constructed by Space Systems/Loral, Inc. for the Borrower.

         "E&Y" means Ernst & Young Corporate Finance LLC, in its capacity as having been engaged by Davis Polk & Wardwell, special counsel for the


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
Administrative Agent, to provide financial advisory services in relation to the Borrower and the Credit Agreement (such term also meaning any successor firm so engaged to provide financial advisory services).

         "INITIAL BUSINESS PLAN" means the business plan for Loral and its Subsidiaries, including the Borrower and its Subsidiaries, attached for purposes of identification to the Borrower's letter to the Administrative Agent dated March 31, 2003.

         "JOINT COLLATERAL AGENT" means Bank of America, N.A., as the collateral agent for the Banks under the Credit Agreement and the lenders under the Satellite Credit Agreement.

         "SATELLITE CREDIT AGREEMENT" means the Credit Agreement dated as of November 17, 2000, as amended, among Loral Satellite, Inc., the lenders named therein and Bank of America, N.A., as administrative agent.

         "SATELLITE PLEDGE AGREEMENT" means the Second Amended and Restated Pledge Agreement dated as of the date hereof between the Parent and the Joint Collateral Agent relating to the Satellite Stock.

         "SATELLITE STOCK" means the shares of the capital stock of Loral Satellite, Inc.

         "SECOND INTERCREDITOR AGREEMENT" means the Second Intercreditor and Subordination Agreement dated as of the date hereof among the Administrative Agent, the administrative agent under the Satellite Credit Agreement, the Joint Collateral Agent and Loral Satellite, Inc.

         "SPECIFIED SUBSIDIARIES" means, collectively, the Borrower, Space Systems/Loral, Inc., the Borrower's Loral Skynet division, Loral Satellite, Inc., Loral Cyberstar Inc. and Loral Orion Inc.

         "STEERING COMMITTEE" means the steering committee of the Banks that has been organized to act in connection with matters arising in relation to the Credit Agreement, as constituted by the Administrative Agent from time to time. References to "a majority of" the Steering Committee means at any time a majority by number of the Banks serving on the Steering Committee at such time.

         "UPDATED BUSINESS PLAN" means the updated business plan referred to in
Section 6(d).

         SECTION 2. Certain Financial Covenant Amendments; Certain Waivers. (a) For purposes of calculating compliance with (i) the covenants contained in Sections 9.1(a), 9.1(b) and 9.1(c) of the Credit Agreement and (ii) Section 5 of this Amendment, Consolidated EBITDA for any period and Consolidated Net Worth as at any date shall be calculated on a pro forma basis excluding (without duplication) each of the charges and other adjustments described on Schedule 1 hereto.

         (b) The second table in Schedule 9.1 to the Credit Agreement (Consolidated Leverage Ratio) is hereby amended to provide for each Test Period set forth below a ratio as set forth opposite such Test Period below.

December 31, 2002                                      6.75
March 31, 2003                                         6.75
June 30, 2003                                          6.75
September 30, 2003                                     7.35
December 31, 2003                                     10.65
March 31, 2004                                        10.65

         (c) The amendments set forth in Sections 2(a) and 2(b) shall be given effect retroactively to January 1, 2002 and for purposes of any calculation made as at or as of such date or any date thereafter. The Banks party hereto waive any Event of Default that may have occurred as a result of the Borrower at any time prior to the date hereof having made or been deemed to have made (i) the representation and warranty set forth in the last sentence of Section 7.2 of the Credit Agreement and such representation and warranty being incorrect, but only to the extent that such representation and warranty would have been correct had the amendments set forth in Sections 2(a) and 2(b) been in effect at such time or (ii) the representation and warranty set forth in the last sentence of
Section 6.1(b) of the Credit Agreement and such representation and warranty being incorrect, but only to the extent that such representation and warranty was incorrect due to events that gave rise to the charges and other adjustments described on Schedule 1 hereto.

         SECTION 3. Commitments. On the Amendment Effective Date, the total Revolving Credit Commitments shall be automatically reduced (applied pro rata among the Banks), without the requirement of any action on the part of the Borrower, the Administrative Agent or any Bank, to an amount equal to the sum of the Revolving Credit Loans and Revolving Credit Letter of Credit Obligations outstanding on such date. If any Letter of Credit outstanding on the Amendment Effective Date expires or is otherwise terminated, or the amount available to be drawn thereunder is reduced, then effective on the date of such expiration, termination or reduction the total Revolving Credit Commitments shall be automatically further reduced (applied pro rata among the Banks), without the requirement of any action on the part of the Borrower, the Administrative Agent or any Bank, by an amount equal to the amount of the Letter of Credit so expiring or terminated or the amount of such reduction, as the case may be, provided that (a) the foregoing provisions shall not preclude the Borrower from requesting and obtaining the renewal or extension of any Letter of Credit outstanding on the Amendment Effective Date (subject to the other applicable requirements of the Credit Agreement) for the same purpose as originally issued and in the same (or a lesser) amount as is outstanding on the Amendment Effective Date and (b) in the case of any Letter of Credit that expires or is otherwise terminated, the foregoing provisions shall not preclude the Borrower from requesting and obtaining (subject to the other applicable requirements of the Credit Agreement) the issuance of a new Letter of Credit to replace, for the same purpose (which it is acknowledged may involve a new beneficiary) and in the same (or a lesser) amount as, such expiring or terminated Letter of Credit, and if such replacement Letter of Credit is issued concurrently with such expiration or termination, the total Revolving Credit Commitments shall not be reduced on account of such expiration or termination other than by an amount, if any, equal to the difference between the amount of the expiring or terminated Letter of Credit and the replacement Letter of Credit.

         SECTION 4. Financial Advisor; Meetings and Other Communications. (a) The Borrower confirms that Loral has engaged Greenhill & Co., LLC (it or any successor financial advisor engaged as contemplated hereby, the "FINANCIAL ADVISOR") to assist Loral and its Subsidiaries, including the Borrower, in a review of their businesses and finances and an assessment of strategic alternatives, including asset sales and other actions to reduce indebtedness. The Borrower covenants that Loral will maintain such engagement, with a scope of work as set forth in the Greenhill & Co., LLC engagement letter previously delivered to the Administrative Agent, or, if for any reason Greenhill & Co., LLC ceases to be engaged as the Financial Advisor, Loral will promptly engage a successor Financial Advisor of recognized national standing, reasonably satisfactory to a majority of the Steering Committee, with a similar scope of work.

         (b) The Borrower agrees that senior management of Loral will be available, at such times and as often as reasonably requested by the Administrative Agent (which may be monthly or more frequently), to attend meetings or participate in conference calls with the Administrative Agent, E&Y, the Steering Committee or the Banks (and will arrange for the Financial Advisor to be present and available to answer questions at such times), during which there will be reports in reasonable detail on the Borrower's recent results of operations and current financial condition and the current status of its business and affairs and the status and any results to date or conclusions (even if preliminary and subject to change or encompassing a range of alternatives) of the strategic review referred to in Section 4(a). Without limiting the generality of the foregoing, the Borrower agrees that it will have a meeting in New York City to which all of the Banks are invited no later than July 1, 2003, on a date to be mutually agreed with the Administrative Agent, at which senior management of Loral and the Financial Advisor will make a detailed presentation concerning (i) the Updated Business Plan, including a description in reasonable detail of the assumptions and other basis for the budget and financial projections included therein and an explanation in reasonable detail of any variances from the Initial Business Plan, and (ii) the status and any results to date or conclusions (even if preliminary and subject to change or encompassing a range of alternatives) of the review referred to in Section 4(a). A written report setting forth the details of such presentation will be

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
delivered to the Administrative Agent for distribution to the Banks no later than three Business Days prior to the date of such meeting.

         (c) The Borrower also agrees that within 45 days after the Amendment Effective Date Loral will hire a new senior financial officer. The new senior financial officer shall be a person with significant senior financial management experience, and specifically shall have experience in situations involving an assessment of strategic alternatives, including asset sales and other actions to reduce indebtedness. Loral will consult with the Steering Committee during the process of selecting this officer and will review the proposed candidate with the Steering Committee, and the person hired, as well as the responsibilities and authority he will be given shall be subject to the reasonable approval of a majority of the Steering Committee. The new senior financial officer shall work closely with and support the Financial Advisor. The new senior financial officer shall also participate in reporting to and communicating with the Administrative Agent, the Steering Committee and the Banks. The new senior financial officer will work closely with other senior management of Loral, including the Chief Executive Officer, but will report directly to the Board of Directors of Loral.

         SECTION 5. Additional Financial Covenants. The Borrower agrees that:

         (a) Minimum Cumulative EBITDA. Consolidated EBITDA for each period specified below shall be not less than the amount set forth opposite such period:

                  PERIOD                                             AMOUNT
                  ------                                             ------
                  January 1, 2003 - June 30, 2003                    $19,200,000
                  January 1, 2003 - September 30, 2003               $33,900,000
                  January 1, 2003 - December 31, 2003                $51,200,000

         (b) Minimum Cash/Cash Equivalents Balance. The Borrower's Cash Balance as at the last day of each fiscal quarter specified below shall not be less than the amount set forth opposite such quarter:

                  FISCAL QUARTER ENDING                              AMOUNT
                  ---------------------                              ------
                  March 31, 2003                                     $5,000,000
                  June 30, 2003                                      $5,000,000
                  September 30, 2003                                 $5,000,000
                  December 31, 2003                                  $5,000,000

         SECTION 6. Additional Reporting. The Borrower agrees that it will deliver the following information to the Administrative Agent for distribution to the Banks (with a copy to E&Y):

         (a) no later than 30 days after the end of each month, beginning with the first delivery on July 30, 2003 for the month of June 2003, (i) consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such month and for the year to date and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and (ii) consolidated and consolidating statements of income and cash flows of Loral and its Subsidiaries for such month and for the year to date and a consolidated and consolidating balance sheets of Loral and its Subsidiaries as at the end of such month (provided that such consolidating information is required only for the Specified Subsidiaries), in each case (iii) also including a calculation in reasonable detail of Consolidated EBITDA for such month and for the year to date and (iv) compared in reasonable detail to the projections contained in the Updated Business Plan and accompanied by an explanation of any significant variances;

         (b) on the second Business Day of April and May, and starting with the week of May 19, 2003, on the second Business Day of each week, a weekly consolidated cash forecast, in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y, for (i) the Borrower and its Subsidiaries and (ii) Loral and its Subsidiaries (including also, in the case of Loral, such consolidating detail for the Specified Subsidiaries as is reasonably requested by the Administrative Agent) for the following 13-week period;

         (c) no later than two Business Days after the end of each quarter, starting with the quarter ended March 31, 2003, a report of the Borrower's Cash Balance as at the last day of such quarter;

         (d) on the second Business Day of each week, a statement of the Borrower's Cash Balance and of Loral's Cash Balance (including also, in the case of Loral, such consolidating detail for the Specified Subsidiaries as is reasonably requested by the Administrative Agent) as at the last Business Day of the immediately preceding week, and beginning on May 19, 2003 accompanied by a comparison to the weekly consolidated cash forecast for such week previously provided pursuant to Section 6(b) above and an explanation of any significant variances, all in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y;

         (e) no later than June 15, 2003, an updated business plan for 2003-2006, providing information on a monthly basis for 2003 (beginning with July), on a quarterly basis for 2004 and on an annual basis for 2005 and 2006, in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y, including a comparison to the comparable information in the Initial Business Plan (to the extent possible, in the case of 2003, given that the Initial Business Plan provides information on a quarterly basis for
2003) and an explanation of any significant variances;

         (f) no later than 30 days after the end of each month, beginning with April 2003, a report on (i) changes in the backlog at the Borrower's Fixed Satellite Services business during such month and (ii) the status of significant potential satellite orders for the Borrower's Space Systems/Loral business as of the end of such month; and

         (g) on the second Business Day of each week, beginning April 8, 2003, a report of the status of the proposed Orbitals Transaction and Sirius Radio capital stock sales described in Section 7(k)(vi).

         SECTION 7. Other Modifications of the Credit Agreement. The Borrower agrees that the provisions of the Credit Agreement are modified or added to as follows:

         (a) The definition of "Consolidated EBITDA" in the Credit Agreement is amended to replace clause (ii) to read as follows: "(ii) any management fee (other than the management fee or reimbursement of management expenses due to the Borrower from the Parent and/or Loral Satellite, Inc.) or lease income from other Affiliates not paid in cash within 90 days".

         (b) The following definition for "Net Cash Proceeds" is hereby added to
Section 1.1 of the Credit Agreement, and all references in the Credit Agreement to "net cash proceeds" and "net after-tax cash proceeds" shall be replaced with this defined term:

         "NET CASH PROCEEDS": (a) with respect to any Indebtedness, the gross cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of such Indebtedness, net of all taxes (including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale and (b) with respect to any asset sale, the gross proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of purchase price adjustment receivable or otherwise, but only as and when received) of such asset sale, net of attorneys' fees, accountants' fees, investment banking fees, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         (c) Notwithstanding the provisions of Section 1.2(b) of the Credit Agreement, all calculations made for the purposes of determining compliance with the Credit Agreement shall be made by application of GAAP as in effect for and applied in the preparation of the Borrower's financial statements dated as of and for the period ended September 30, 2001.

         (d) The provisions of Section 5.3(c) of the Credit Agreement are superceded by the following sentence. If and for so long as any Event of Default has occurred and is continuing, all Loans, and reimbursement obligations and all fees and other amounts payable by the Borrower or any Guarantor not paid when due, shall bear interest at, after as well as before judgment, and all fees in respect of Letters of Credit shall be equal to, a rate per annum equal to (i) in the case of principal of any Loan or reimbursement obligation or any fee in respect of a Letter of Credit, 2% plus the rate otherwise applicable to such Loan, reimbursement obligation or Letter of Credit and (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans.

         (e) In Section 5.4(a) of the Credit Agreement, when the applicable Base Rate is based on the Federal Funds Rate, interest will be calculated on the basis of a 360-day year for the actual days elapsed.

         (f) In Section 5.13 of the Credit Agreement, the following provisions shall apply, and to the extent inconsistent the provisions of Section 5.13 shall be superceded:

                  (i) In Section 5.13(c)(III), clause (iii) of the proviso is deleted. But if the aggregate principal amount of Loans required to be repaid on any date pursuant to Section 5.13(c)(III) is less than $1,000,000, such prepayment shall be deferred until the aggregate principal amount of Loans required to be prepaid pursuant thereto (including such deferred amount) is not less than $1,000,000 or, if earlier, the date any other prepayment of Loans is required to be made pursuant to Section 5.13.

                  (ii) In Section 5.13(e), all net insurance proceeds (including, subject to the second sentence of this Section 7(f)(ii), net of payments out of such proceeds used to pay required warranty claims pursuant to existing agreements with third parties) in excess of $3,000,000 received on account of any claim or related group of claims that is based on the same event with respect to any satellite or transponder owned by the Borrower or its Subsidiaries in respect of its fixed satellite services business (including without limitation, for any launch failure, any in-orbit failure (whether total or partial) or any anomaly or degradation) shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with Section 5.13, and the proviso in Section 5.13(e) shall not apply to any such proceeds. It is understood and agreed by the Borrower that the insurance proceeds to be used to pay the required warranty claims described in the previous sentence shall be placed in an escrow account established on terms satisfactory to the Administrative Agent immediately upon receipt of such insurance proceeds and kept in such account until payment is made on such warranty claims, and any such amounts not applied to such warranty claims within 60 days after receipt of such proceeds shall no longer be excluded for purposes of this Section 7(f)(ii), and shall be immediately applied to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with Section 5.13.

         If any such prepayment is made and involves circumstances in which any satellite or transponder has been destroyed or permanently failed or as to which there is an anomaly as to a portion thereof, the Borrower, by notice to the Administrative Agent with a copy to each Bank, may request that thereafter the requirements of any financial covenant that includes Consolidated EBITDA be re-calculated on a pro forma basis excluding the projected revenues (net of any related cost savings) that would have been derived from such satellite or transponder. Such notice shall include in reasonable detail the basis for, and the computations underlying, the re-calculation requested by the Borrower. The Administrative Agent and E&Y, in consultation with the Steering Committee, shall promptly review such request and advise the Borrower whether there are any disagreements with the proposed re-calculation, setting forth in reasonable detail the basis for any such disagreement. The Administrative Agent agrees to promptly negotiate in good faith with the Borrower to resolve any such disagreement, but no such re-calculation shall be given effect for purposes of determining the Borrower's compliance with any financial covenant until approved by a majority of the Steering Committee (it being acknowledged and agreed
         (x) by all parties hereto that any such recalculations approved by a majority of the Steering Committee shall be binding on all the Banks and effective for all purposes of the Credit Agreement and (y) by the Borrower that the Administrative Agent or the Steering Committee may consult with the Banks, and may take their views into account). The Administrative Agent shall promptly notify the Banks of any such re-calculation approved by the Steering Committee.

         Notwithstanding the foregoing, it is agreed that insurance proceeds of $7,000,000 received by the Borrower on a conditional basis in respect of a claim submitted prior to the Amendment Effective Date regarding certain anomalies on Telstar 5 (the unconditional receipt of which is included in the Initial Business Plan) are not required to be used to prepay Loans or reduce the Revolving Credit Commitments, provided that
         (A) if the Borrower receives any additional insurance proceeds for such claim, 100% of such additional proceeds shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments and, notwithstanding the immediately preceding paragraph, no re-calculation of the financial covenant calculations shall be allowed and (B) if any or all of such $7,000,000 of insurance proceeds is required to be repaid to the insurance company, no re-calculation or other adjustments of the financial covenant calculations is contemplated or will be allowed.

                  (iii) In Section 5.13(g), all mandatory prepayments applied to the Term Loans pursuant to Sections 5.13(c)(II) and (III), shall be applied pro rata to the remaining installments on the Term Loans (which for these and comparable applications includes the final installment at maturity).

         (g) Notwithstanding the provisions of Section 8.1(a) of the Credit Agreement, the financial statements for 2002 delivered pursuant to Section 8.1(a) need not set forth in comparative form the figures for the previous year.

         (h) As for Section 8.2(e) of the Credit Agreement, it is agreed that the updated appraisals referred to therein for Telstar 4 and Telstar 5 may be delivered at any time on or before April 30 of each year, notwithstanding the date on which the Borrower delivers the financial statements referred to in
Section 8.1(a) and that the updated appraisals referred to therein for Telstar 8 and Telstar 13 may be delivered at any time on or before May 10, 2003.

         (i) Instead of the provisions of Section 9.1(d) and Schedule 9.1 of the Credit Agreement, the Borrower and its Subsidiaries will be subject to the following limitations on Capital Expenditures (it being agreed that for purposes of this Section 7(i), Capital Expenditures shall not include any capitalized interest):

                  (i) Capital Expenditures to complete construction of Telstar 13, the EDS Satellite, Telstar 18 and Telstar 8 (all of which may be expended in 2003) are permitted in an aggregate amount for each such satellite not exceeding 105% of the projected amount therefor set forth in the Initial Business Plan, provided that cash Capital Expenditures for Telstar 18 are permitted only to the extent funded by a cash amount received from third parties in connection with the pre-funded launch deposits contributed by the Borrower.

                  (ii) Capital Expenditures for the launch and insurance of Telstar 13, the EDS Satellite and Telstar 18 (all of which may be expended in 2003) are permitted in an aggregate amount for each such satellite not exceeding 105% of the projected amount therefor set forth in the Initial Business Plan, provided that cash Capital Expenditures for the launch and insurance of Telstar 18 are permitted only to the extent funded by a cash amount received from third parties in connection with the pre-funded launch deposits contributed by the Borrower. No Capital Expenditures for the launch and insurance of Telstar 8 are permitted.

                  (iii) Capital Expenditures during fiscal year 2003 for all other purposes are limited to $20,000,000.

Notwithstanding the foregoing, if the Orbitals Transaction (as defined in Section 7(k)(vi)) does not close by June 30, 2003 with Net Cash Proceeds of at least $55,000,000 to the Borrower and its Subsidiaries, no further Capital Expenditures shall be permitted after such time without the approval of the Required Banks, other than (x) Capital Expenditures of no more than $100,000 in each month and (y) cash Capital Expenditures for Telstar 18 to the extent funded by a cash amount received from third parties in connection with the pre-funded launch deposits contributed by the Borrower.

         (j) Notwithstanding the provisions of Section 9.2(h) and Section 9.2(i) of the Credit Agreement, the Borrower agrees that on and after the Amendment Effective Date it will not incur additional Indebtedness pursuant to Section 9.2(h) or Section 9.2(i) if, after giving effect thereto and to the repayment of any other

Indebtedness incurred pursuant to Section 9.2(h) or 9.2(i) on or after the Amendment Effective Date, the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 9.2(h) or 9.2(i) on or after the Amendment Effective Date would exceed $3,000,000, provided that any extension, renewal, or replacement on or after the Amendment Effective Date of Indebtedness incurred pursuant to Section 9.2(h) or 9.2(i) and outstanding on the Amendment Effective Date shall be excluded from such calculation so long as the principal amount of such Indebtedness is not increased.

         In addition, neither the Borrower nor any of its Subsidiaries will incur any indebtedness relating to vendor financing ("VENDOR INDEBTEDNESS") on or after the Amendment Effective Date unless, after giving effect thereto and any repayment of any Vendor Indebtedness incurred on or after the Amendment Effective Date the aggregate outstanding principal amount of Vendor Indebtedness incurred on or after the Amendment Effective Date does not exceed (a) $10,000,000 owing to any Person plus (b) $30,000,000 owing to subcontractors.

         (k) In Section 9.6 of the Credit Agreement, the following provisions shall apply, and to the extent inconsistent the provisions of Section 9.6 shall be superceded:

                  (i) Dispositions of obsolete, replaced, worn out or discontinued property shall be permitted pursuant to Section 9.6(b) (as distinct from being permitted pursuant to Section 9.6(k)) only to the extent done in the ordinary course of business.

                  (ii) For purposes of Sections 9.6(a), (b) or (d), any transaction or series of related transactions involving gross proceeds in excess of $5,000,000, other than sales or leases of inventory, will be deemed not in the ordinary course of business (it being understood and agreed that merely because any transaction or series of related transactions involves gross proceeds of $5,000,000 or less does not create a presumption that they are in the ordinary course of business).

                  (iii) Dispositions will be permitted pursuant to Section 9.6(c) only if the replacement equipment is of similar use, provided that transactions in which launch deposits are directly or indirectly exchanged or otherwise applied to the acquisition of transponders will also be permitted pursuant to Section 9.6(c).

                  (iv) In Section 9.6(k), 100% rather than 80% of the sales proceeds must be paid in cash on the date of sale and clause (iii) is modified to read in its entirety as follows:

                           "the Term Loans are repaid and the Revolving Credit
                  Commitments are permanently reduced by an amount equal to the

                  Net Cash Proceeds of such sales in accordance with Section 5.13(c);".

                  (v) Pursuant to Section 9.6(l), the Borrower or the relevant Subsidiary may sell the assets of Loral Ecuador (renamed Earth Station Ecuador Cia Ltda.) as well as the Capital Stock of Loral Ecuador.

                  (vi) Notwithstanding the provisions of the Credit Agreement and this Amendment, the Borrower and its Subsidiaries may effect the monetization of certain Intelsat orbital receivables (the "ORBITALS TRANSACTION") and sell (publicly or privately) capital stock of Sirius Radio, Inc., in each case in transactions with substantially the same substance as previously described to the Administrative Agent but only if the proceeds of such transactions, in the good faith judgment of the Borrower, are fair market value. No prepayment of the Term Loans or permanent reduction of the Revolving Credit Commitments shall be required in connection with such transactions. It is acknowledged and agreed that (A) the cash escrow contemplated to be created in connection with the Orbitals Transaction to secure the Borrower's performance of its ongoing obligations to the purchaser of the related satellites is permitted by Section 9.3(d) and (B) notwithstanding that in accordance with GAAP the Borrower may be required to record Indebtedness on account of the Orbitals Transaction, such Indebtedness will be permitted to be incurred and will be disregarded for purposes of calculating compliance with any financial covenants, but only if under the terms of the Orbitals Transaction there is no recourse by the purchaser of such receivables (or any transferee) against the Borrower or any of its Subsidiaries in respect of any principal or interest element of the Orbitals Transaction (but there may be recourse with respect to usual and customary matters concerning ownership and transfer of the assets transferred and turnover of payments mistakenly paid to the Borrower after giving effect to the sale).

         (l) In Section 9.8 of the Credit Agreement, the following provisions shall apply, and to the extent inconsistent the provisions of Section 9.8 shall be superceded:

                  (i) Notwithstanding the provisions of Section 9.8(a), the following restrictions shall apply to extensions of trade credit that are vendor financing (namely, extensions of credit to vendors that are not current trade liabilities incurred to the Borrower and its Subsidiaries on customary terms consistent with past practice, referred to as "VENDOR CREDIT"). Neither the Borrower nor any of its Subsidiaries will extend any Vendor Credit on or after the Amendment Effective Date (it being understood that the Vendor Credit to be provided to WildBlue Communications, Inc. ("WILDBLUE") pursuant to the Memorandum of Understanding dated March 7, 2003 between Space Systems/Loral, Inc. and WildBlue shall be treated as having been incurred prior to the

         Amendment Effective Date) unless such Vendor Credit arises in connection with new contracts for the manufacture of satellites and only if, after giving effect thereto and to the reduction of any other Vendor Credit extended on or after the Amendment Effective Date, the aggregate outstanding amount of Vendor Credit extended on or after the Amendment Effective Date would not exceed $150,000,000, no more than $50,000,000 of which is extended to any vendors that are not Investment Grade Vendors.

                  (ii) The reference to $5,000,000 in Section 9.8(c) is changed to $500,000.

                  (iii) The reference to $20 million in Section 9.8(j) of the Credit Agreement is changed to $2 million.

                  (iv) In addition to investments permitted to be made by the Borrower and its Subsidiaries pursuant to Section 9.8 as amended hereby, the Borrower and its Subsidiaries may directly or indirectly make advances, loans or other extensions of credit to, or investments in, Loral Skynet do Brasil Ltda. in an aggregate outstanding amount not exceeding $3,000,000 to fund the operating costs of such Affiliate in connection with the EDS Satellite.

                  (v) In addition to investments permitted to be made by the Borrower and its Subsidiaries pursuant to Section 9.8 as amended hereby, the Borrower may create a Domestic Subsidiary (which may be a special purpose, so-called bankruptcy remote entity) and transfer to it (or an existing Domestic Subsidiary) an amount of money not exceeding the amount included in the budget reflected in the Initial Business Plan for 2003 renewal premiums for officers' and directors' insurance for Loral and its Subsidiaries (which amount the Borrower hereby confirms is $2,700,000), with such moneys to be used solely for payment of amounts that would otherwise have been covered by such insurance (ignoring deductibles), it being agreed by the Borrower that if it makes such transfer it will be doing so in lieu of paying such premiums, unless subsequent thereto such transfer is reversed. The Borrower shall not be required to cause such Domestic Subsidiary to become a Guarantor (and its Consolidated Net Worth shall be excluded from any calculation pursuant to Section 8.9(a) of the Credit Agreement) and such Domestic Subsidiary shall not be required to pledge collateral interests in its property pursuant to Section 8.10 of the Credit Agreement, but the Borrower agrees that within 45 days following any such transfer it will cause all of the capital stock of such Domestic Subsidiary to be pledged to the Joint Collateral Agent pursuant to the Collateral Documents as contemplated by Section 8.9(a) of the Credit Agreement. It is also agreed that the transactions contemplated by this clause (v) shall not be a violation of Section 9.9 of the Credit Agreement.

         (m) Notwithstanding the provisions of Sections 9.6 and 9.9 of the Credit Agreement and any other applicable provisions of the Credit Agreement, the Borrower and its Subsidiaries will be permitted (i) to enter into a settlement agreement with Globalstar, L.P. and certain other parties substantially on the terms set forth in the Loral/Globalstar Settlement Term Sheet dated as of March 14, 2003 previously delivered to the Administrative Agent, and (ii) to perform its obligations thereunder.

         (n) Neither the Borrower nor any of its Subsidiaries will agree to or make transponder lease payments to Loral CyberStar, Inc. other than at rates and on other terms consistent with historical practice.

         (o) Neither the Borrower nor any of its Subsidiaries will (i) make any optional prepayment, retirement or redemption of, or other optional purchase, payment or defeasance in respect of, any of their Funded Debt, other than the Obligations and any such prepayment, retirement, redemption, purchase or payment effected solely in exchange for issuance of shares of capital stock of Loral, no portion of which matures or is subject to mandatory redemption or repurchase, whether or not upon the happening of any event or the election of the holder, at any time prior to July 7, 2005, or (ii) enter into or agree to any amendment to the terms of any other Funded Debt that would (A) increase the rate of interest or fees payable in respect thereof, (B) cause the principal thereof to be repayable, defeased, redeemed or otherwise retired earlier or on stricter terms or, in the case of any revolving facility, the commitments or availability thereunder to be reduced, (C) require any additional collateral to be pledged or
(D) add additional events of default.

         (p) In Sections 10(f) and 10(g) of the Credit Agreement, all references to the Borrower or any of its Material Subsidiaries are expanded to include also Loral, the Parent and Loral Satellite, Inc., provided that (i) in the case of Loral Satellite, Inc., the reference to $15,000,000 shall be changed to $1,000,000 and (ii) in the case of Loral, the limitation of 30 days on the grace period provided in the applicable instrument or agreement shall be deleted.

         (q) In Section 12.6(c) of the Credit Agreement, (i) the universe of Purchasing Banks is expanded to any bank, finance company, insurance company or other financial institution or fund that in the ordinary course of business extends credit or buys loans of the type contemplated by the Credit Agreement,
(ii) the consent of the Borrower shall not be required for a sale to a Purchasing Bank regardless of whether a Default or Event of Default exists at the time of such sale, nor shall its execution of a Commitment Transfer Supplement be required pursuant to Section 12.6(e) of the Credit Agreement, but the Borrower shall still be entitled to receive notice of such sale pursuant to
Section 12.6(e) and (iii) in the case of a sale by a Revolving Credit Bank of all or any part of its rights and obligations as a Revolving Credit Bank to a Purchasing Bank that is already a Bank but is not a Revolving Credit Bank, the consent of the Administrative Agent and the Issuing Bank shall be required, such consents not to be unreasonably withheld (it being understood that in any such instance the Purchasing Bank may be required to demonstrate to the reasonable satisfaction of the Administrative Agent and the Issuing Bank its legal and financial ability to timely perform its obligations in respect of its Revolving Credit Commitment).

         SECTION 8. Miscellaneous Provisions. (a) The Banks party hereto acknowledge and agree that the Borrower will be agreeing for the benefit of the lenders under the Satellite Credit Agreement that in sub-leasing transponders pursuant to the Master Lease Agreement, it will continue to follow historical practice in allocating business to particular satellites.

         (b) The Borrower acknowledges that (i) Ernst & Young Corporate Finance LLC has been engaged in connection with the Credit Agreement as contemplated by the definition of "E&Y" and (ii) the Steering Committee has been formed. Without limiting the generality of Section 12.5 of the Credit Agreement, the Borrower agrees that it will pay, promptly after receipt, all statements for fees and expenses (which may include amounts on account) of any financial, accounting or valuation advisors or counsel retained by the Administrative Agent (or through counsel to the Administrative Agent) in connection with matters arising in relation to the Credit Agreement (including E&Y and Davis Polk & Wardwell) and all invoices from any member of the Steering Committee for reimbursement of its out-of-pocket expenses (other than for legal counsel or other advisors) incurred in connection with serving as a member of the Steering Committee. The Banks party hereto agree that the Borrower's obligations under this provision and
Section 12.5 of the Credit Agreement may be, and the Borrower hereby agrees that such obligations shall be, joint and several with the obligations of Loral Satellite, Inc. to pay the same amounts.

         (c) The Borrower agrees that this Amendment shall be considered a "Loan Document" for all purposes of the Credit Agreement, including without limitation
Section 10(e).

         (d) The Borrower understands and accepts that:

                  (i) except as expressly set forth herein, this Amendment shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Banks or any one of them in exercising any right, power or privilege under any Loan Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the period thereafter shall operate as a waiver thereof or obligate any Bank to agree to any further amendments to or waivers under any Loan Document; and

                  (ii) the Banks have given no assurance that they will grant any further amendments to the Credit Agreement or any other Loan Document.

         SECTION 9. Release of Bank Liability. The Borrower, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (the "BORROWER Parties"), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Collateral Agent and each Bank (collectively, the "BANK PARTIES"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "BANKS' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Borrower or any other Borrower Party has or may have against any of the Bank Parties and/or the Banks' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) any actions or omissions of any of the Bank Parties and/or the Banks' Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees or (viii) damages to business reputation.

         SECTION 10. Interest and Additional Fees. (a) The Borrower agrees that on and after the Amendment Effective Date, (i) the Applicable Eurodollar Rate Margin for each day will be 3.75% and the Applicable Base Rate Margin for each day will be 2.75% (including for purposes of any outstanding Interest Periods), regardless of the Applicable Level, provided that both Applicable Margins are subject to further increase as provided in the last sentence of the definition of Applicable Margin in the Credit Agreement and (ii) the Eurodollar Rate used to calculate the rate of interest applicable for any Interest Period (including, as to any day on or after the Amendment Effective Date, for purposes of any outstanding Interest Period) shall be the greater of (A) the rate otherwise determined for such Interest Period pursuant to the definition of "Eurodollar Rate" and (B) 1.50%. The Borrower agrees that on and after the Amendment Effective Date it will not select any Interest Period that is longer than three months.

         (b) In addition to the fees payable by the Borrower to the Banks pursuant to Section 14(b), the Borrower agrees that if the Amendment Effective Date occurs the Banks will on the Amendment Effective Date have earned, and the Company shall be obligated to pay to the Administrative Agent for the account of the Banks ratably in proportion to their outstanding Loans and Revolving Credit Letters of Credit Obligations determined as of the Amendment Effective Date (the "AMENDMENT DATE AMOUNT"), additional fees (the "ADDITIONAL FEES") in an aggregate amount equal to 0.75% of the Amendment Date Amount. The Additional Fees shall be payable on January 10, 2004. If any Bank assigns any of its rights in respect of its Loans and Revolving Credit Commitments, a proportionate amount of the Additional Fees earned by and payable to such Bank shall be payable to the assignee thereof as of the day the Additional Fees are payable. The obligation of the Borrower to pay the Additional Fees has been imposed as a condition to this Amendment by the Required Banks expressly on the basis that, being required only by a vote of the Required Banks, it is not intended to be and shall not be a fee for purposes of clause (a) of Section 12.1 of the Credit Agreement, and accordingly the amount thereof may be reduced and the date for payment thereof may be extended with the consent of the Required Banks.

         SECTION 11. Representations of the Borrower. The Borrower represents and warrants that, except as expressly waived hereby, (i) the representations and warranties of the Borrower set forth in Article 6 of the Credit Agreement will be true on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and except as provided in Section 2(c) of the Amendment and (ii) no Default will have occurred and be continuing on such date. The Borrower further represents and warrants that:

         (a) all information (other than projections) heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Amendment does not, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in light of the circumstances under which they were or will be made, not misleading; and

         (b) the projections upon which the Initial Business Plan was and the Updated Business Plan will be based and any similar information provided in writing to the Banks by or on behalf of the Borrower pursuant to the Credit Agreement or this Amendment will in each case be based upon good faith estimates and assumptions believed by the Borrower's and Loral's senior management to be reasonable at the time delivered and at the time prepared and delivered represent their reasonable best estimate of the future performance of the Borrower and its Subsidiaries.

         SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 13. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 14. Effectiveness. (a) This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the "AMENDMENT EFFECTIVE Date"):

                  (i) the Administrative Agent shall have received from each of the Borrower, each Guarantor and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                  (ii) confirmation that the Borrower has paid all statements of Davis Polk & Wardwell, special counsel for the Administrative Agent, and of E&Y that have been rendered to the Borrower at least one Business Day prior to the Amendment Effective Date in respect of this Amendment or other Credit Agreement matters;

                  (iii) the Parent and the Joint Collateral Agent shall have entered into the Satellite Pledge Agreement (which shall be, mutatis mutandis, substantially in the form of the Pledge Agreement), pursuant to which the Parent grants a pledge and security interest in the Satellite Stock to the Joint Collateral Agent, subject to the Second Intercreditor Agreement (which shall be, mutatis mutandis, substantially in the form of the Intercreditor Agreement);

                  (iv) the Administrative Agent shall have received a letter from the Borrower, in form and substance satisfactory to it, with respect to its fees and expenses for acting as Administrative Agent in connection with this Amendment and on and after the Amendment Effective Date, together with payment of any amounts due thereunder on the Amendment Effective Date.

                  (v) the Administrative Agent shall have received such opinions of counsel, officer's and secretary's certificates and such other documents relating to the Borrower, the Guarantors and the matters contemplated hereby as it shall have reasonably requested.

The Banks party hereto and the Borrower acknowledge that the granting to the Joint Collateral Agent of a lien on the Satellite Stock pursuant to the Satellite Pledge Agreement requires the consent of the Majority Lenders (as such term is defined in the Satellite Credit Agreement), and the Borrower acknowledges that if such consent is not provided by such lenders under the Satellite Credit Agreement, it will not be able to satisfy the condition set forth in clause (iii) of this Section 14(a).

Promptly upon the occurrence of the Amendment Effective Date, the Administrative Agent shall notify each of the parties hereto, and such notice shall be conclusive and binding on all parties hereto.

         (b) No later than the first Business Day after the Amendment Effective Date the Borrower shall pay to the Administrative Agent, in immediately available funds, for the account of each Bank that has evidenced its agreement hereto as provided above by the later of (i) Noon (New York City time) on March 31, 2003 and (ii) 5:00 PM (New York City time) on the date the Administrative Agent issues a notice to the Banks saying that the Amendment Effective Date has occurred, a waiver fee in an amount equal to 0.25% of such Bank's Amendment Date Amount; provided that the date and time by which a Bank's evidence of its agreement must be made in order to be entitled to receive such fee may be extended, on a uniform basis for all Banks, to such later date and time as the Borrower may agree.

         (c) Each Guarantor, by its signature below, hereby consents to this Amendment and acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under the Credit Agreement or any other Loan Document, and hereby ratifies and confirms all of the Loan Documents to which it is a party.




                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                               LORAL SPACECOM CORPORATION,
                                                  a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:




                           [Signature Pages Continue]

GUARANTORS:                             LORAL SPACE & COMMUNICATIONS
                                           CORPORATION, a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        SPACE SYSTEMS/LORAL, INC., a Delaware
                                        corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        LORAL COMMUNICATIONS SERVICES, INC., a
                                        Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        LORAL GROUND SERVICES, L.L.C., a
                                        Delaware limited liability company

                                        By:_____________________________________
                                        Name:
                                        Title:




                           [Signature Pages Continue]

AGENT:                                  BANK OF AMERICA, N.A., in its capacity
                                        as Administrative Agent

                                        By:_____________________________________
                                        Name:
                                        Title:


LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender and Issuing Bank

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        BANK OF MONTREAL

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        BNP PARIBAS

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        BARCLAYS BANK PLC

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        BAYERISCHE LANDESBANK

                                        By:_____________________________________
                                        Name:
                                        Title:



                           [Signature Pages Continue]

                                        CIBC WORLD MARKETS CORP.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        CITIBANK, N.A.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        COMM INVESTORS LLC

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        DB STRUCTURED PRODUCTS INC.

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        DEUTSCHE BANK AG,
                                        NEW YORK BRANCH

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        DEUTSCHE BANK AG,
                                        NEW YORK BRANCH

                                        By:_____________________________________
                                        Name:
                                        Title:

                           [Signature Pages Continue]

                                        DEUTSCHE BANK TRUST CO AMERICAS

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        GOLDENTREE HY OPPORTUNITIES II, L.P.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        GOLDENTREE HIGH YIELD MASTER FUND, LTD

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        SANPAOLO IMI SPA

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:


                           [Signature Pages Continue]

                                        NATIONAL CITY BANK

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        SOCIETE GENERALE

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        THE BANK OF NOVA SCOTIA

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        JPMORGAN CHASE BANK, FORMERLY KNOWN AS
                                        THE CHASE MANHATTAN BANK

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        SUMITOMO MITSUI BANKING CORPORATION

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        PERRY PRINCIPALS LLC

                                        By:_____________________________________
                                        Name:
                                        Title:

                                  SCHEDULE 1 TO
                               FIRST AMENDMENT TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

Adjustments to Consolidated EBITDA

         - non-cash charges for the write-down of inventory, equipment and receivables (including notes) up to $75 million on or after April 1, 2002,

         - non-cash charges for expenses resulting from pension and other retiree medical expenses of up to $10 million in 2002, $25 million in 2003 and $10 million in 2004,

         - cash charges for severance arrangements up to $10 million per calendar year beginning January 1, 2002,

         -        the 2002 impact of up to $45 million G&A cost allocation, and

         - non-cash charges for the gain or loss on sale of orbital receivables of up to $10 million on or after March 31, 2003.


Adjustments to Consolidated Net Worth

         - the write down of assets relating to Europe*Star up to $45 million commencing October 1, 2002,

         - pension and retiree minimum liability charges up to $65 million commencing October 1, 2002,

         - other charges excluded from Consolidated EBITDA listed above and

         - goodwill amortization of $10 million per calendar year commencing January 1, 2002.